EXECUTION COPY

SECOND AMENDMENT

THIS SECOND AMENDMENT (this "**Agreement**") is made as of October 17, 2008, by and among MRU Holdings, Inc., a Delaware corporation (the "**Company**"); Embark Corp., a Delaware corporation ("**Embark**"), Embark Online, Inc, a Delaware corporation ("**Embark Online**"), Goto College Holdings Inc., a Delaware corporation ("**Goto College**"), iempower, inc., a Delaware corporation ("**iempower**"), MRU Originations, Inc., a Delaware corporation ("**MRU Originations**"), and MRU Universal Guaranty Agency, Inc., a Delaware corporation ("**MRU Universal**"; Embark, Embark Online, Goto College, iempower, MRU Originations and MRU Universal, collectively, the "**Subsidiaries**"), each of which is a Subsidiary of the Company; Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (including as successor to The Longview Fund, L.P., a California limited partnership, under the Purchase Agreement (as defined below), "**Buyer**"); and Viking Asset Management, LLC, a California limited liability company, in its capacity as collateral agent for the benefit of Buyer (together with its successors and assigns in such capacity, the "**Collateral Agent**"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below) and, if not defined therein, in the Notes (as defined below) and, if not defined therein, then in the Security Documents (as defined in the Purchase Agreement).

W I T N E S S E T H:

WHEREAS, the Company and Buyer are party to that certain Securities Purchase Agreement, dated as of October 19, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, and together with that certain letter agreement dated June 9, 2008 between the Company and Buyer, the "**Purchase Agreement**"), pursuant to which the Company issued those certain senior secured notes, each dated October 19, 2007, in an aggregate original principal amount of $11,200,000 that are held by Buyer as of the date hereof (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the "**Notes**");

WHEREAS, the parties desire to amend the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1. Amendments to the Purchase Agreement. Buyer hereby agrees with the Company that, as of the date first above written, that effective upon Buyer's receipt of all of the payments set forth in Section 6(a) on the date hereof:

a. Subclause (ii)(D) of the definition of the term "Indebtedness" set forth in the Appendix to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"(D) not exceeding at any one time an aggregate amount among the Company and its Subsidiaries of (1) on or prior to November 3, 2008, $11,000,000 and (2) after November 3, 2008, $5,000,000."

b. As amended hereby, the Purchase Agreement remains in full force and effect.

2. Amendment to the Notes. Buyer hereby agrees with the Company that, as of the date first above written, each Note is hereby amended as follows:

a. The definition of the term "Interest Payment Date" set forth in the Appendix to each Note is hereby amended and restated in its entirety to read as follows:

""**Interest Payment Date**" means (i) at any time on or prior to October 17, 2008, the first Business Day of each calendar quarter, beginning with the calendar quarter that commences on January 1, 2008, through and including the last calendar quarter that commences prior to the Maturity Date and (ii) thereafter, the first Business Day of each calendar month, beginning with the calendar month that commences on November 1, 2008, through and including the last calendar month that commences prior to the Maturity Date."

b. The second sentence of Section 2 of each Note is hereby amended and restated in its entirety to read as follows:

"Interest on the Principal shall be paid monthly in arrears on each Interest Payment Date."

c. As amended hereby, each Note remains in full force and effect.

3. Representations and Warranties of the Company. The Company represents and warrants to Buyer that:

a. Authorization; Enforcement; Validity. Each of the Company and the Subsidiaries is a duly organized and validly existing corporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Purchase Agreement (as amended hereby), each Note (as amended hereby) and the other Transaction Documents. The execution and delivery of this Agreement by the Company and the Subsidiaries and the consummation of the transactions contemplated hereby, by the Purchase Agreement (as amended hereby), by the Notes (as amended hereby) and by the other Transaction Documents have been duly authorized by the respective boards of directors of the Company and the Subsidiaries, and no further consent or authorization is required by the Company, the Subsidiaries or their respective boards of directors or shareholders. This Agreement has been duly executed and delivered by the Company and each of the Subsidiaries, and each of this Agreement, the Purchase Agreement (as amended hereby), the Notes (as amended hereby) and the other Transaction Documents constitutes a valid and binding obligation of each of the Company and the Subsidiaries (as applicable), enforceable against each of the Company and the Subsidiaries (as applicable) in accordance with its terms.

b. No Conflicts. The execution and delivery of this Agreement by each of the Company and the Subsidiaries, the performance by each of the Company and the Subsidiaries (as applicable) of their respective obligations hereunder, under the Purchase Agreement (as amended hereby), the Notes (as amended hereby) and under the other Transaction Documents, and the consummation by each of the Company and the Subsidiaries (as applicable) of the transactions contemplated hereby, by the Purchase Agreement (as amended hereby), by the Notes (as amended hereby) and by the other Transaction Documents will not (i) result in a violation of the certificate of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected. Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, the Purchase Agreement (as amended hereby), the Notes (as amended hereby), or the other Transaction Documents.

c. No Violation of Security Documents. Neither the Company nor any of the Subsidiaries has breached or violated any of the provisions of the Security Documents or taken any action that would impair, or otherwise adversely affect, the rights of Buyer or the Collateral Agent under the Security Documents or otherwise with respect to the Collateral (as defined in the Security Documents).

d. No Event of Default. No Event of Default or event which, with notice or the lapse of time or both, would constitute an Event of Default, exists on the date hereof.

e. Accounts Payable; Cash on Hand. As of the date hereof, (i) the aggregate outstanding amount of the Accounts Payable of the Company and its Subsidiaries is more than $10,200,000 but less than $10,600,000, and (ii) the aggregate amount of unrestricted and unencumbered cash on hand of the Company (net of any payments out from the Company and its Subsidiaries in process) is greater than $6,000,000 but less than $6,500,000.

4. Representation and Warranties of Buyer. Buyer represents and warrants to the Company that (a) Buyer is a validly existing limited partnership and has the requisite limited partnership power and authority to enter into and perform its obligations under this Agreement, and (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

5. Acknowledgment of the Company and the Subsidiaries. The Company and each of the Subsidiaries hereby irrevocably and unconditionally acknowledge, affirm and covenant to Buyer that:

a. Buyer is not in default under any of the Transaction Documents and has not otherwise breached any obligations to the Company or any of the Subsidiaries; and

b. there are no offsets, counterclaims or defenses to the Liabilities (as defined in the Amended and Restated Security Agreement) or Obligations (as defined in the Subsidiary Guaranty), including the liabilities and obligations of the Company under the Purchase Agreement (as amended hereby), the Notes (as amended hereby) and the other Transaction Documents, or to the rights, remedies or powers of Buyer in respect of any of the Liabilities or Obligations or any of the Transaction Documents, and the Company and each of the Subsidiaries agree not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by Buyer with respect thereto.

6. Covenants.

a. On the date hereof, the Company shall make a payment to Buyer by wire transfer of immediately available funds to an account designated by Buyer, of $121,512.33, which payment shall be applied to the interest due and payable under the Notes on November 3, 2008.

b. Prior to 9:00 a.m., New York time, on the second Business Day following the date hereof, the Company shall file a current report on Form 8-K (the "**Amendment Form 8-K**") with the SEC, describing the terms of this Agreement, in the form required by the 1934 Act.

7. Limited Waiver. The parties hereto acknowledge and agree that Section 3(a) of that certain Waiver and First Amendment dated as of September 12, 2008 (the "**First Amendment**") among Company, the Subsidiaries, Buyer and Collateral Agent shall be null and void and of no force or effect if the aggregate outstanding amount of the Accounts Payable (as defined in the First Amendment) exceeds $11,000,000 at any time following the date hereof through (and including) November 3, 2008.

8. Avoidance of Doubt. The parties hereto hereby agree, for the avoidance of doubt, that (a) the term "Notes" as used in the Transaction Documents shall mean the Notes, as, and to the extent, amended by this Agreement, and (b) the term "Liabilities" and "Obligations" as used in the Transaction Documents shall include all liabilities and obligations of the Company under this Agreement, under the Purchase Agreement (as amended hereby), under the Notes (as amended hereby) and under the other Transaction Documents, and each of the parties hereto agrees not to take any contrary positions. The parties hereto hereby agree, for the avoidance of doubt, this Agreement constitutes a Transaction Document.

9. Expenses. In accordance with Section 4(i) of the Purchase Agreement, contemporaneously with the execution and delivery of this Agreement, the Company shall reimburse Buyer for all of its out-of-pocket fees, costs and expenses, including attorneys' fees and expenses, incurred in connection with the drafting, negotiation and execution of this Agreement. The parties hereto acknowledge that such amount is $1,000.

10. Reservation of Rights. Buyer has not hereby waived (a) any breach, default or Event of Default that may be continuing under any of the Transaction Documents or (b) any of Buyer's rights or remedies arising from any such breach, default or Event of Default or otherwise

available under the Transaction Documents or at law. Buyer expressly reserves all such rights and remedies.

11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

12. Further Assurances. The Company hereby agrees from time to time, as and when requested by Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary's certificates, and to take or cause to be taken such further or other action, as Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the Purchase Agreement (as amended hereby), the Notes (as amended hereby) and the other Transaction Documents.

13. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word "including" in this Agreement shall be by way of example rather than limitation. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In

the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

16. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

17. Merger. This Agreement, the Purchase Agreement (as amended hereby), the Notes (as amended hereby) and the other Transaction Documents represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.

18. Reaffirmation. Each of the Company and the Subsidiaries as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, including the Purchase Agreement (as amended hereby) and the Notes (as amended hereby), to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Liabilities or Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Liabilities and Obligations as amended hereby. Each of the Company and the Subsidiaries hereby consents to this Agreement and acknowledges that each of the Transaction Documents, including the Purchase Agreement (as amended hereby) and the Notes (as amended hereby), remains in full force and effect and is hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.

COMPANY:

MRU HOLDINGS, INC.

By: ____________________
Name: Vishal Garg
Title: Co-President

SUBSIDIARIES:

EMBARK CORP.

By: ____________________
Name: Vishal Garg
Title: CEO

EMBARK ONLINE, INC.

By: ____________________
Name: Vishal Garg
Title: CEO

GOTO COLLEGE HOLDINGS INC.

By: ____________________
Name: Vishal Garg
Title: President & Secretary

IEMPOWER, INC.

By: ____________________
Name: Vishal Garg
Title: President

MRU ORIGINATORS, INC.

By: ____________________
Name: Vishal Garg
Title: President & Secretary

MRU UNIVERSAL GUARANTY AGENCY, INC.

By: ____________________
Name: Vishal Garg
Title: President, Treasurer & Secretary

BUYER:

LONGVIEW MARQUIS MASTER FUND, L.P.

By: Viking Asset Management, LLC
Its: Investment Advisor

By: ______________________
Name: S. Michael Rudolph
Title: Chief Financial Officer

COLLATERAL AGENT:

VIKING ASSET MANAGEMENT, L.L.C.

By: ______________________
Name: S. Michael Rudolph
Title: Chief Financial Officer